UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2018

SPRINT CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	1-04721	46-1170005
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6200 Sprint Parkway, Overland Park, Kansas	66251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (855) 848-3280

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 9, 2018, Sprint Corporation’s wholly-owned subsidiary, Sprint Communications, Inc. (the “Borrower”), executed a consent (the “Consent”) with JP Morgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”) for the Lenders under the Credit Agreement, dated as of February 3, 2017 (the “Credit Agreement”), among the Borrower, the guarantors party thereto, the lenders party thereto (the “Lenders”) and the Administrative Agent.

Pursuant to the Consent, (i) the Borrower’s guaranty on a senior unsecured basis of senior unsecured notes issued by Sprint Corporation is permitted under Section 6.01(p)(i) of the Credit Agreement, subject to compliance with that provision and (ii) the Administrative Agent is authorized to effect the release of the property of the Borrower from the collateral securing obligations under the Credit Agreement.

The foregoing description of the Consent does not purport to be complete and is qualified in its entirety by reference to the Consent, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this report:

Exhibit No.	Description

10.1	Consent, dated as of February 9, 2018, by and among Sprint Communications, Inc., as Borrower, JP Morgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto, to the Credit Agreement dated as of February 2, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRINT CORPORATION

February 12. 2018	By:	/s/ Stefan K. Schnopp
Stefan K. Schnopp
Vice President and Corporate Secretary

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